Exhibit 10.PP

MERCANTILE BANK AND TRUST BUILDING

LEASE AGREEMENT

by and between

MBC REALTY, LLC

(Landlord)

and

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

(Tenant)

TABLE OF CONTENTS

1.	PRINCIPAL LEASE PROVISIONS:

	1.1	Landlord’s Address:
	1.2	Tenant’s Address:
	1.3	Agreed Rentable Square Footage of Building for Taxes
	1.4	Agreed Rentable Square Footage of Building for Expenses
	1.5	Agreed Area of the Premises
	1.6	Initial Term
	1.7	Commencement Date
	1.8	Expiration Date
	1.9	Basic Annual Rental
	1.10	Security Deposit
	1.11	Use of Premises
	1.12	Base Year for Taxes
	1.13	Base Year for Building Expenses
	1.14	Cost of Additional Services

2.	DEFINITIONS

	2.1	Agents
	2.2	Building Expenses
	2.3	Landlord
	2.4	Lease Year
	2.5	Mortgage
	2.6	Real Property
	2.7	Taxes
	2.8	Tax Year

3.	PREMISES

	3.1	Premises
	3.2	Common Area
	3.3	Back Office and Storage Space

4.	TERM

	4.1	Initial Term
	4.2	Renewal Option

5.	RENT

	5.1	Basic Annual Rental
	5.2	Basic Annual Back Office and Storage Rental
	5.3	Past Due Obligations
	5.4	Adjustment for Taxes
	5.5	Adjustments for Building Expenses
	5.6	Payments
	5.7	Personal Property Taxes

i

	5.8	Excise Tax on Rent

6.	USE

	6.1	Use
	6.2	Rules and Regulations
	6.3	Conduct on Premises

7.	POSSESSION

	7.1	Acceptance of Possession
	7.2	Quiet Enjoyment
	7.3	Surrender
	7.4	Condition of Premises

8.	SERVICES AND UTILITIES

	8.1	Services by Landlord
	8.2	Additional Services
	8.3	Extraordinary Services
	8.4	Additional Equipment
	8.5	Light and Air
	8.6	Interruption of Service
	8.7	Janitorial Services
	8.8	Access and Security
	8.9	Parking
	8.10	Elevator Service

9.	MAINTENANCE, REPAIRS, AND ALTERATIONS

	9.1	Maintenance by Landlord
	9.2	Maintenance by Tenant
	9.3	Alterations

10.	DAMAGE OR DESTRUCTION

	10.1	Repair of Damage
	10.2	Abatement
	10.3	Termination
	10.4	End of Term
	10.5	Continuing Access

11.	INSURANCE

	11.1	Requirements, Prohibitions and Indemnifications
	11.2	Insurance by Landlord
	11.3	Insurance by Tenant
	11.4	Indemnification -
	11.5	Mutual Waiver of Subrogation

12.	CONDEMNATION:

	12.1	Right to Award
	12.2	Separate Proceeding by Tenant

	12.3	Termination
	12.4	Proration
	12.5	Non-liability of Landlord

13.	ASSIGNMENT AND SUBLETTING

14.	DEFAULT AND REMEDIES:

	14.1	Default of Tenant
	14.2	Remedies of Landlord
	14.3	Landlord Default
	14.4	Tenant’s Remedies

15.	LANDLORD’S RIGHT OF ENTRY

16.	MECHANICS’ LIENS

17.	SUBORDINATION, ATTORNMENT

	17.1	Subordination
	17.2	Attornment

18.	ESTOPPEL CERTIFICATE

19.	NOTICES

20.	SIGNAGE, BUILDING NAME AND DIRECTORY

	20.1	Building Name
	20.2	Exterior Signage
	20.3	Interior Signage
	20.4	Building Directory

21.	TENANT’S EXPANSION RIGHTS

22.	FIRST REFUSAL

23.	MISCELLANEOUS

	23.1	Waivers
	23.2	Definition of Landlord
	23.3	Entire Agreement
	23.4	Covenant to Survive
	23.5	Applicable Law
	23.6	Time of Essence
	23.7	Brokers
	23.8	Captions
	23.9	Severability
	23.10	Recordation
	23.11	Construction
	23.12	Tenant as Corporation
	23.13	Indemnification

	23.14	Merger
	23.15	Transfer by Landlord
	23.16	Inability to Perform
	23.17	WAIVER OF JURY TRIAL

24.	ADDITIONAL RIGHTS OF TENANT:

	24.1	Building Cafeteria
	24.2	Lobby Shop
	24.3	Main Lobby
	24.4	Roof Antenna
	24.5	Chases, Ducts, Conduits and Wires
	24.6	Flagpole
	24.7	Preventive Maintenance Program
	24.8	Building Security
	24.9	ATM
	24.10	Tenant Exclusive

LIST OF EXHIBITS

A –	Description of Premises
B -	Basic Annual Rental
C -	Rules and Regulations
D -	Janitorial Services
E -	Executive Level and Wall Space Parking Area

LEASE AGREEMENT

THIS LEASE AGREEMENT (“this Lease”), made this           day of               , 2004, but effective as of               , 2004, by and between MBC REALTY, LLC, a Maryland limited liability company (“Landlord”), and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation (Tenant”).

WITNESSETH, that for and in consideration of the respective representations and agreements, the payment of the rent and performance of the provisions, obligations, agreements, covenants, terms, and conditions (collectively, the “terms”) as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Term (as defined below), unless sooner terminated as herein provided, all of that area described on Exhibit A (the “Premises”) and located in an office tower and adjoining pavilion; subject, however, to the lien, operation, and effect of any instruments and matters of record or in fact.  Such office tower and adjoining pavilion (collectively, the “Building”), are located at the southeast corner of the intersection of Baltimore Street and Hopkins Place, Area 12, Charles Center, with the address of Two Hopkins Plaza, Baltimore City, Maryland 21201.  The Premises are leased by Landlord to Tenant and are accepted and are to be used and possessed by Tenant on and subject to the following terms:

PRINCIPAL LEASE PROVISIONS:

Landlord’s Address:

MBC REALTY, LLC

Mercantile Bank and Trust Building

Two Hopkins Plaza

Baltimore, Maryland  21201

Tenant’s Address:

Mercantile-Safe Deposit and Trust Company

Mercantile Bank and Trust Building

Two Hopkins Plaza

Baltimore, Maryland  21201

Agreed Rentable Square Footage of Building for Taxes:  385,000 leasable square feet.

Agreed Rentable Square Footage of Building for Expenses:  365,000 leasable square feet.

Agreed Area of the Premises:  the leasable square feet of space identified on Exhibit A, A-1 and A-2 hereof, from time to time.

Initial Term:  Ten (10) years.

Commencement Date:                 , 2004.

Expiration Date:                 , 2014.

Basic Annual Rental:  As set forth in Exhibit B, B-1 and B-2, attached hereto as a part hereof.

Security Deposit:  NONE.

Use of Premises:  The Premises shall be occupied subject to the terms hereof for any lawful purpose.

Base Year for Taxes:  The base year for Taxes shall be July 1, 2005 through June 30, 2006.

Base Year for Building Expenses:  The base year for Building Expenses shall be calendar year 2005.

Cost of Additional Services:  To be charged at Landlord’s reasonable rates for such service.

DEFINITIONS:  For purposes hereof, the following definitions shall apply:

Agents - “Agents” of Tenant means Tenant’s agents (including independent contractors), employees, representatives, guests, visitors and invitees.

Building Expenses - “Building Expenses” means all those expenses (computed on a calendar basis) paid or incurred by Landlord in connection with owning, maintaining, operating, managing, replacing, and repairing the Real Property (as defined below) or any part thereof, in a manner deemed reasonable and appropriate by Landlord, including, but not limited to, the following:

Reasonable administrative costs, including, but not limited to, legal accounting, engineering, and other professional fees, and office and bookkeeping expenses.

All insurance.

Cleaning (including windows), janitorial service and trash removal.

Electricity, water, sewer, and other fuel and utilities.

Maintenance, repair, replacement, repainting, and redecorating all or any part of the Real Property, whether structural or non-structural, including, but not limited to, the removal of snow, ice, and debris therefrom and the policing and regulating of traffic with respect thereto.

All other expenses which would be considered an expense of owning, maintaining, operating, managing or repairing the Real Property under generally accepted accounting principles and which is normal, customary and usual in connection with other first-class professional office buildings in the downtown Baltimore City area.

Reasonable management or managing agents’ fees, wages, salaries, labor charges, compensation and subcontract expenses of all persons, including, but not limited to, contractors, engaged in the maintenance, operation, administration, protection, replacement, or repair of the Real Property.

Personal property taxes on all personal property used for the Real Property.

Reasonable cost of repainting and redecorating the Common Area.

Supplies, equipment, uniforms, equipment rental and sundries and sales and use taxes on supplies and sundries, payroll taxes and other personnel costs.

The annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made by Landlord as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining of the Property, but only to the extent of the savings.

Notwithstanding anything to the contrary in this Lease, Building Expenses shall not include the following:

Any charges borne directly by tenants, including, but not limited to, personal property taxes and additional electrical services directly paid for by tenants;

Costs incurred by Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied except that the annual amortization of these costs shall be included to the extent permitted in Section 2.2.11;

Executive salaries for services not benefiting the Real Property, the Building, or the Premises as performed by personnel above the grade of General Manager; and

Payments of mortgage principal and interest.

Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain;

Leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants;

Renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants of the Building;

Depreciation and amortization except as provided above;

Expenses incurred in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant for which Landlord receives reimbursement other than as a Building Expense;

Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any Lease;

Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Real Property, to the extent only that the costs of such services exceed comparable costs of such services in comparable first class office buildings in the Baltimore downtown area were they not so rendered by a subsidiary or affiliate;

Rental under any ground or underlying lease or leases;

Landlord’s general overhead except as it directly relates to the operation and management of the Building;

Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

All items and services for which Tenant reimburses Landlord (other than as a Building Expense) or pays third persons;

Advertising and promotional expenditures;

Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, unless such violation is due to or arises out of acts or omissions of Tenant;

Management fees to the extent they exceed comparable costs incurred in comparable first-class office buildings in the Baltimore downtown area;

Costs for sculpture, paintings or other objects of art;

INTENTIONALLY DELETED;

Wages, salaries, or other compensation paid to any executive employees above the grade of General Manager;

Rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building;

Costs incurred by Landlord in the removal of any toxic or hazardous waste or asbestos, if any, from the Building which is not the result of Tenant’s or its Agents’ activities.

Landlord - “Landlord” means the entity named as such above, and its successors and assigns (each of whom shall have the same rights, remedies, powers, authorities, and privileges as it would have had, had it originally signed this Lease as Landlord).

Lease Year - “Lease Year” means a period of twelve (12) consecutive calendar months beginning on the Commencement Date with subsequent lease years beginning on the anniversary date of the first lease year.

Mortgage. “Mortgage” means any mortgage, deed of trust, sale-leaseback, ground lease, or other security interest made or granted by Landlord at any time in regard to all or any part of the Real Property.

Real Property:  “Real Property” means the Building, the Common Area, and all fixtures, equipment, and other improvements and personal property on, above, or under such site, Building and/or Common Area, and adjacent sidewalks and other improvements.

Taxes:  “Taxes” means all real estate taxes, assessments (regular, special, or otherwise), metropolitan charges, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, and all other government impositions in the nature of any of the foregoing.  If at any time during the Term the method of taxation prevailing at the Commencement Date shall be altered so as to cause the whole or any part of the items listed in the first sentence of this Section to be levied, assessed, or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of, or the increase of, taxes in the nature of real estate taxes issued against the Real Property, then the charge to Landlord resulting from such altered method of taxation shall be deemed to be within the definition of “Taxes.”

Tax Year:  “Tax Year” means the period from July 1 of any year through June 30 of the following year unless a different tax year is adopted by the taxing authority, in which event it shall mean the tax year so adopted.

PREMISES:

Premises - Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.  The Premises includes (a) the prime office space containing approximately 179,073 square feet described on Exhibit A which reflects the inclusion of a ten percent (10%) common area factor, and (b) the back office space and storage space described on Exhibits A-1 and A-2 and in Section 3.3 hereof.

Common Area - Tenant shall have, as appurtenant to the Premises, the nonexclusive right, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord and of which Tenant is given notice, by posting in the Building, to the use of the following common areas of the Building:  (a) street level entrances, (b) lobbies, (c) corridors, (d) public elevators, (e) ramps, drives, serviceways, (f) restrooms, (g) walkways necessary for access to the Building and (h) equipment, machine and light rooms and other amenities not within the exclusive control of Tenant (collectively, the “Common Area” or the “Common Areas”).  Landlord shall have the right to increase or decrease the configuration and dimensions or to otherwise alter the Common Areas on any floor so long as Tenant’s use of and access to the Premises, restrooms, stairwells, elevators, first floor lobby, parking areas and other appurtenances is not adversely affected thereby.  Landlord reserves the right from time to time, without affecting the obligations of Tenant hereunder: (i) to install, use, maintain, repair, replace, and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, and (ii) to alter, close, or relocate any facility in the Common Area.  Notwithstanding the above, Landlord’s increase or decrease in the dimensions of the lobby on the first floor or modification of the use thereof shall require prior written consent of the Tenant, which consent shall not be unreasonably withheld or delayed.  In addition, any changes made by Landlord in or to the Common Areas shall not alter the character and size of the Premises or adversely affect Tenant’s use thereof, and provided further that Landlord at all times shall operate and maintain the Building in a manner consistent with the operation and maintenance of other first-class professional office buildings in the downtown Baltimore City area and (ii) Landlord shall reimburse Tenant for any damage for any improvement which was made by Tenant at its expense, resulting from such Landlord activities, ordinary wear and tear accepted.

Back Office and Storage Space.  As part of the Premises, Landlord leases to Tenant (a) 23,746 square feet of back office space and (b) 3270 square feet of storage space within the Building for the Term of this Lease, as shown on Exhibit A-1 and A-2 respectively, and Tenant shall pay unto Landlord the Basic Annual Back Office Rental and Storage Rental set forth in Sections 5.2 and 5.3 hereof in equal monthly installments, payable in advance on the Commencement Date and thereafter on the first day of each calendar month throughout the Term of this Lease.  If the Term of this Lease ends other than on the last day of a month, the Basic Annual Back Office Rental and Storage Rental for a partial month shall be prorated on a thirty (30) day month based on the number of days in such month that this Lease is in effect.  All terms of this Lease shall apply to the back office space.  All terms shall apply to the storage space except as follows:  (i) subsections 5.4 and 5.5 shall be inapplicable and (ii) Landlord shall supply electric current for the adequate illumination of such space.

TERM:

Initial Term - The initial term of this Lease shall be for the term set forth in Section 1.6 (Initial Term), commencing on the Commencement Date as set forth in Section 1.7 (Commencement Date) and ending on the Expiration Date as set forth in Section 1.8 (Expiration Date) above, unless sooner or later commenced or terminated in accordance with the terms hereof.

Renewal Option -  Provided (a) this Lease is then in full force and effect, (b) Tenant is not in material default of any provision or condition of this Lease  beyond any period for the cure thereof either on the date Tenant elects to renew or on the date the renewal term begins, (c)

Tenant is then in possession of the Premises, and (d) Tenant shall have validly exercised its option for all prior Renewal Terms, if applicable, then Tenant shall have the right to renew this Lease, with respect to all, but not less than all, of the area leased by Tenant on the last day of the Initial Term, for two (2) renewal term(s) of five (5) year(s) each (the “First Renewal Term” and the “Second Renewal Term,” respectively the First Renewal Term and the Second Renewal Term are hereinafter collectively referred to the as “Renewal Term,” and the Initial Term and the Renewal Term are hereinafter collectively referred to as the “Term”), by giving not more than twelve (12) months and not less than six (6) months prior written notice thereof to Landlord, in each instance prior to the end of the then current term.  Notwithstanding the foregoing, if Tenant does not exercise any renewal option in the time period or in the manner provided in this Section, such option of extension shall nonetheless continue in full force and effect, shall not lapse and may be exercised by Tenant until the date that is fifteen (15) days after the date upon which Tenant has received written notice from Landlord that such deadline has passed and that Landlord has not received such renewal notice.  Within ten days after Tenant delivers a renewal notice, Landlord will notify Tenant in writing of the prevailing market rental rate then charged by Landlords of buildings of comparable quality and age as the Building in the Baltimore Central Business district for tenants similar to Tenant in size, credit quality and stature, with such prevailing market rental rate taking into account allowances, inducements, commissions and the applicable base year then being offered (“Market Rental Rate”), at which base rent shall be payable during the applicable renewal term (“Rate Notice”).  If Tenant agrees with the rental rate set forth in the Rate Notice, such rental rate will be the market rental rate during the applicable Renewal Term for the purposes of this Section 4.2.  If Tenant disagrees with the market renewal rate set forth in the Rate Notice, Landlord and Tenant will, for a period of thirty days from and after the date Landlord gives the Rate Notice, negotiate the market rental rate acceptable to both parties.  If the parties are unable to agree upon the market rental rate during such thirty day period, then, within ten days after the expiration of such thirty-day period, Landlord and Tenant each shall appoint a licensed real estate broker who has full-time experience in commercial office leasing in the Baltimore central business district (the “Parties’ Brokers”).  The Parties’ Brokers will negotiate in good faith for ten days after the date that both Parties’ Brokers have been appointed to determine a market rental rate acceptable to both Landlord and Tenant.  If the Parties’ Brokers cannot reach agreement on the market rental rate within such ten day period, then within five days after the expiration of such ten-day period, the Parties’ Brokers shall mutually agree upon and engage a third-party real estate broker.  Each of the real estate brokers shall deliver to Landlord and Tenant within thirty days a copy of its determination of the fair market rent.  Landlord and Tenant shall each bear the cost of its broker and share the cost of the third real estate broker.  The basic annual rental for the applicable Renewal Term shall be the average of the two closest brokers’ determinations.  Notwithstanding the above, Tenant shall have the right at any time prior to the appointment of the third broker to rescind its renewal notice with respect to such Renewal Term, in which event same shall be of no further force and effect and this Lease shall terminate as of the termination date of the then current Term.

RENT:

Basic Annual Rental - Tenant shall pay to Landlord the Basic Annual Rental set forth in Section 1.9 (Basic Annual Rental), payable in advance on the Commencement Date and thereafter on the first day of each calendar month throughout the Term If the Term begins other than on the first day of a month or ends other than on the last day of the month, the Basic Annual Rental for a partial month shall be prorated on a thirty (30) day month, based on the number of days in such month as this Lease is in effect.

Basic Annual Back Office and Storage Rental - As part of the consideration from Tenant unto the Landlord for the demise as aforesaid, Tenant shall pay unto Landlord the Basic Annual Back Office Rental and Storage Rental in the amounts set forth on Exhibits B-1 and B-2 hereto, payable in advance on the Commencement Date and thereafter on the first day of each calendar month throughout the Term of this Lease, prorated daily if the Term commences other than on the first day of a month.

Past Due Obligations - Unless otherwise expressly provided herein, any payment of rent, taxes, expenses, or any other amounts due from Tenant hereunder that is not received by Landlord within fifteen (15) days after written notice from Landlord that such payment is past due shall bear interest (the “Interest Rate”) from the due date until paid at an annual rate equal to the lesser of (a) the maximum then allowed by applicable law, or (b) two percent (2%) above the then current prime rate of interest (on a floating basis) announced by Mercantile-Safe Deposit and Trust Company from time to time as its prime rate.  Payment of any such interest shall not excuse or cure any default by Tenant under this Lease and shall be in addition to, and not in lieu of, the rights and remedies provided elsewhere in this Lease.

Adjustment for Taxes - If the Taxes levied or assessed against the Real Property for any tax fiscal year that is wholly or partly within the Term are greater than the applicable Base Year Taxes, Tenant shall pay to Landlord, as additional rent during the calendar year in which such tax increase takes place, the amount or amounts determined for each floor or part of a floor of the Premises as follows:

The amount of the increase in Taxes above the applicable Base Year Taxes	X	Agreed Area of the Premises Agreed Rentable Square Footage of Building for Taxes (385,000 s.f.)	X	Number of months in the calendar year that the Premises are leased 12

Any additional rent due to Landlord shall be due and payable at the later of (a) the time the Taxes are due and payable or (b) submission by Landlord to Tenant of a written statement showing the amount due including documentation of such changes.  All reasonable expenses incurred by Landlord (including attorneys’, appraisers’, consultants’ fees and other costs) in contesting any increase in Taxes, including, but not limited to, any increase in the rate or assessment of the Taxes on the Real Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

Adjustments for Building Expenses - If the Building Expenses for any calendar year that is wholly or partly within the Term are greater than the applicable Base Year Building Expense for that part of the Premises, Tenant shall pay to Landlord, as additional rent, the amount or amounts determined as follows:

The amount of the increase in Building Expenses above the Base Year Building Expenses	X	Agreed Area of the Premises Agreed Rentable Square Footage of Building for Expenses (365,000 s.f.)	X	Number of months in the calendar year that the Premises are leased 12

Any additional rent due to Landlord under this Section shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due, together with a statement showing in reasonable detail the breakdown of Building Expenses for the calendar year on which the statement is based.  In the event that the Building is not at least ninety-five percent (95%) leased and occupied pursuant to arms length leases for an entire year, those Building Expenses which vary with the level of occupancy shall be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied for the entire year.  Landlord may make a reasonable estimate of such additional rent for Tenants’ share of Building Expenses for the forthcoming calendar year, and beginning with calendar year 2006, Tenant shall pay upon the written request of Landlord in advance, each month during the calendar year one-twelfth (1/12) of Tenant’s estimated share of such Building Expenses, at the time of payment of equal monthly installments of Basic Annual Rental against Landlord.  In such event, Tenant shall pay any underpayment or Landlord shall refund any overpayment of such additional rent within thirty (30) days after submission of the written statement by Landlord of the Building Expenses due for the calendar year.  Although Tenant shall render payment in accordance with Landlord’s determination of Building Expenses, such determination shall not be final if, within one hundred eighty (180) days of receipt of Landlord’s determination, Tenant notifies Landlord in writing that it desires to inspect the books and records of Landlord as they relate to such computations, in which event, Landlord shall allow Tenant to undertake such inspection at such reasonable times and location as Landlord shall specify.  In the event that, following such inspection a dispute arises, the matter shall be submitted to an independent firm of Certified Public Accountants, whose decision shall be binding upon the parties.  The costs of such review and the engagement of the independent firm of certified public accountants shall be borne solely by the Tenant unless the dispute is settled in favor of Tenant and decreases Tenant’s resulting liability for Taxes and/or Building Expenses by more than five percent (5%), in which event, all costs shall be borne by Landlord.

Payments - Tenant shall pay the Basic Annual Rental and any Additional Rent and other charges, in lawful money of the United States of America, due hereunder to Landlord, without any prior demand or notice therefor and without any deduction, offset, counterclaim, or defense and, except as otherwise expressly provided herein, without abatement, suspension, deferment, diminution, or reduction whatsoever.  Tenant shall make all payments of rent and other charges to Landlord at Landlord’s Address set forth in Section 1.1 (Landlord’s Address) or at such other address as Landlord may from time to time request in writing.

Personal Property Taxes - Tenant shall be liable for and pay when due all taxes attributable to Tenant’s personal property and all trade fixtures and improvements placed or affixed by Tenant in, on, or about the Premises.  If any such taxes are levied against Landlord or Landlord’s property and if Landlord pays the same (Landlord hereby being granted the right, but not undertaking the obligation, to do so regardless of the validity or correctness of such levy), or if the assessed value of the Building is increased by the inclusion therein of a value placed on such property of Tenant and if Landlord pays the taxes based on such increased assessment (Landlord hereby being granted the right, but not undertaking the obligation, to do so regardless of the validity or correctness of such levy), Tenant shall pay to Landlord the amount of all such taxes paid by Landlord immediately on Landlord’s demand thereof; provided however, that Landlord has complied with the notice requirement set forth in this Section 5.7.

Landlord shall promptly notify Tenant of any such taxes levied against Landlord or Landlord’s property or of any increase in the assessment of the Building resulting from Tenant’s personal property.  Subject to any contrary provisions of any Mortgage, Tenant may after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name, contest in good faith, the validity or correctness of such levy or assessment.  In no event shall Tenant permit a lien to attach to any part of the Premises for taxes levied on any part of Tenant’s property whether or not affixed to the Premises.

Excise Tax on Rent - Tenant shall be liable for and shall pay when due an excise taxes payable on the Basic Annual Rental and any additional rent payable under this Lease.  If the excise taxes are payable by Landlord, Tenant shall pay to Landlord the amount of all such excise taxes paid by Landlord immediately on Landlord’s demand therefor.

USE:

Use - Tenant shall continuously throughout the Term use and occupy the Premises for the purposes as described in Section 1.11 and for no other purposes whatsoever.  Tenant shall maintain sufficient personnel on the Premises during normal business hours to receive and supervise visitors to the Premises.  Tenant shall furnish and decorate the Premises in a manner consistent with its business and other businesses in this Building.  Tenant shall not do or permit anything to be done in or about the Premises that would significantly and unreasonably interfere with the use of any area of the Building other than the Premises.

Rules and Regulations - Tenant and its Agents shall faithfully observe the Rules and Regulations attached hereto as a part hereof as Exhibit C, and such other changes to and further Rules and Regulations as Landlord may from time to time adopt; provided, however, that Landlord shall provide Tenant with a copy of any changes to the Rules and Regulations and further that Landlord shall adopt no rules and regulations that adversely affect Tenant’s use or enjoyment of the Premises.  Landlord shall not be liable to Tenant for violation of any Rules and

Regulations or the breach of any provision in any lease by any other tenant or other party in the Building.

Conduct on Premises -

Compliance with Laws - Tenant shall comply promptly with all statutes, laws, ordinances, rules, orders, regulations, decrees, notices, and requirements of the federal, state, and local governments and any of their departments and bureaus, and any rules and regulations issued by the Association of Fire Underwriters, or similar governing insurance body, which now or hereafter may be applicable to Tenant’s use of the Premises (collectively, the “Laws”).  Tenant shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this Section and in any event agrees to indemnify, defend, and hold harmless Landlord and its agents, employees, and officers from and against any liabilities, claims, fines, damages, costs, expenses, and fees, including attorney’s fees, relating to the same.  Tenant shall promptly give notice to Landlord of any notice of violation received by Tenant.  Landlord and Tenant shall promptly give notice to the other of any notice of violation received by Landlord or Tenant, respectively.  Landlord promptly shall comply with all of the Laws as they relate to the Common Areas and those portions of the Building not leased to others and shall indemnify, defend and hold harmless Tenant and its agents, employees and officers from and against any liabilities, claims, fines, damages, costs, expenses and fees, including attorneys’ fees relating to same.

Right to Contest - Subject to any contrary provisions of any Mortgage, Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name, contest in good faith, the validity or enforcement of any Law and may similarly contest any assertion of violation of any certificate of occupancy, permit, or any consent issued for the Building.  Pending such contest, Tenant may defer compliance therewith if (a) in the opinion of counsel for Landlord, such deferral will not subject either Landlord or the Premises or the Real Property (or any part thereof) to any penalty, fine, encumbrance, or forfeiture, and (b) Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

POSSESSION:

Acceptance of Possession – Tenant acknowledges that it currently occupies the Premises and that it accepts the Premises as complying with all requirements of Tenant and all obligations of Landlord with respect to the condition, order and repair thereof.  Notwithstanding the same, Tenant’s acceptance hereunder shall not limit the Landlord’s maintenance obligations under the provisions of subsection 9.1 hereof nor the condition of such additional premises, if any as Tenant hereafter may lease or occupy subsequent to the Commencement Date of this Lease.

Quiet Enjoyment - Landlord represents and warrants that Tenant, on paying the rental under this Lease and observing and keeping the covenants and agreements of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy, enjoy, manage, and operate the Premises, subject to the terms of this Lease, without hindrance or molestation by Landlord during the Term or by any person or persons claiming under Landlord.

Surrender - If Tenant shall not immediately surrender possession of the Premises at the end of the Term, Tenant shall, at Landlord’s sole election, become a tenant from month to month, and shall be liable for rental on the Premises in an amount equal to one hundred twenty percent (120%) of the Basic Annual Rental, and for all additional rental payable hereunder, just before the termination of this Lease, such rental to be payable to Landlord in monthly installments, in advance, on the first day of each month for so long as Tenant shall remain in possession of the Premises.  If Landlord does not so elect to treat Tenant as a tenant from month to month, Tenant shall nevertheless be liable for the rental hereinabove provided, payable to Landlord in monthly installments, in advance on the first day of each month for so long as Tenant shall remain in possession of the Premises.  In the event Landlord does not elect to treat Tenant as a tenant from month to month, Landlord shall continue to be entitled to retake possession of the Premises at any time after five (5) days prior notice to Tenant, and Tenant shall in no case whatsoever be entitled to receive a refund for any rental paid in advance.  Tenant hereby expressly waives (a) the service of any notice in writing of intention to retake possession and (b) any right that Tenant may have to a jury trial in connection with such retaking of possession.  If Tenant shall fail to surrender possession of the Premises immediately on the expiration of the Term, all of the obligations of Tenant and all rights of Landlord applicable during the Term shall be equally applicable during such period of subsequent occupancy, regardless of whether a month to month tenancy shall have been created as aforesaid, with the exception of Sections 7.2 (Quiet Enjoyment) and 13 (Assignment and Subletting).  No act or conduct of Landlord, its employees, agents, or representatives, including, but not limited to, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises before the Expiration Date.  Only a written notice of acceptance and surrender and termination from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease by Tenant.

Condition of Premises - Tenant shall keep the Premises and the improvements and appurtenances therein in good repair, order, and condition, and at the expiration or earlier termination of the Term, return the same in the same good repair, order, and condition as at the Commencement Date, reasonable wear and tear and casualty damage excepted, and Tenant shall remove such of its property (but excluding, at Tenant’s option, any vaults, safes, safe deposit boxes, fixtures, wiring installed by or for the benefit of Tenant in telephone closets and building chases if and to the extent that Tenant elects to have the same remain at the Premises) therefrom before such expiration or earlier termination.  Tenant hereafter shall not place a load on any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry and that may be allowed by the Laws.  Landlord reserves the right to prescribe the weight and position of all safes, telephone switchboards, computers, or other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the reasonable opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s sole cost and expense.

Business Equipment - Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent vibration, noise, or annoyance, and Tenant shall, at its expense, take such steps as Landlord may from time to time reasonably direct to remedy such condition.

No Waste - Tenant shall pay, as additional rent, for all damage to the Building, its fixtures and appurtenances, as well as all damage sustained by other tenants or occupants of the Building due to any waste, misuse, or neglect of the Premises, its fixtures and appurtenances by Tenant or its Agents.  If Tenant’s fixtures are removed, Tenant shall at its sole cost and expense, repair any damage to the Premises caused by the removal of the fixtures.  Where the removal of a fixture leaves holes, open spaces, or voids in the Premises, Tenant shall seal the area and finish it in a manner and with material that matches the remainder of the area.

SERVICES AND UTILITIES:

Services by Landlord - Landlord shall, at its expense, furnish or cause to be furnished without additional charge to Tenant the Premises with (a) sufficient electrical power to satisfy Tenant’s electrical needs, as are consistent with Tenant’s use and this Section 8, (b) heating and air-conditioning for the comfortable use and occupancy of the Premises between 8:00 a.m. and 8:00 p.m., Monday through Thursday, 8:00 a.m. to 6:00 p.m., Friday, and 8:00 a.m. to 4:00 p.m. on Saturday (except for New Year’s Day, Memorial Day, July 4, Labor Day, Thanksgiving and Christmas) of each week during the Term or such other times as mutually shall be agreed upon by Landlord and Tenant, (c) janitorial service as more fully set forth in Section 8.7 hereof, and (d) elevator service as set forth in Section 8.10 hereof.  Landlord shall take all necessary efforts to ensure that during (i) normal business hours, the temperature in the Premises does not (a) exceed 75°F with a 50% relative humidity and (b) fall below 70°F; and (ii) all other hours, the temperature in the Premises does not (a) exceed 77°F with a 50% relative humidity and (b) fall below 66°F.

Additional Services - If Tenant desires heat or air-conditioning service for times other than those set forth in Section 8.1 (Services by Landlord), Tenant shall request such additional service by not later than 1:00 p.m. on the day immediately before the weekday for which the service is desired, or not later than 3:00 p.m. on the Friday immediately before the Saturday or Sunday for which such service is desired.  If Landlord provides such additional service, Tenant shall reimburse Landlord as additional rental for the reasonable cost, in the sole judgment of Landlord, of such service.  Tenant recognizes that the heat and air-conditioning service may serve areas other than the Premises and Tenant’s costs will include the cost of providing service to such other areas.

Extraordinary Services - If Tenant requires electrical current or installs electrical equipment (including, but not limited to, any electrical heating or refrigeration equipment, computers, electronic data processing machine, punch-card machine, or machinery or equipment using current in excess of 110 volts) that in any way increases the amount of needed electricity beyond that provided by Landlord to Tenant under Section 8.1 (Services by Landlord), then in such case Tenant shall not do so without first obtaining Landlord’s written approval thereof (which consent shall not be unreasonably withheld or delayed).  Tenant shall not overload wiring or the electrical system.

Additional Equipment - If Tenant requires additional air-conditioning equipment for computers, business machines, meeting rooms, or other special purposes beyond that currently in place (a written list of all major components thereof to be provided by Tenant to Landlord), any additional air-conditioning units, chillers, condensers, compressors, ducts, piping, and other equipment shall be installed and maintained by Tenant at Tenant’s sole cost and expense.  Tenant shall pay any additional energy charges therefore so long as Landlord, at its expense, installs separate meters or submeters to measure the same.

Light and Air - This Lease does not grant any rights to light and air.

Interruption of Service - Landlord reserves the right temporarily to suspend service of the heating, air-conditioning, elevator, plumbing, and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the reasonable judgment of Landlord are desirable or necessary to be made, until such repairs, alterations, replacements, or improvements shall have been completed.  Landlord shall give Tenant five (5) days’ prior notice of any planned temporary suspension of services.  Landlord shall use its best efforts to restore any suspended service as promptly as possible, but Landlord shall have no responsibility or liability, and the Basic Annual Rental and additional rental payable to Landlord under this Lease shall not abate, for failure to supply heating, air-conditioning, elevator, plumbing, cleaning, and electric service, during such period when prevented from so doing by any Laws or by strikes or accidents.  Landlord’s obligation to supply heat and air-conditioning shall also be subject to applicable Laws as to energy conservation and other such restrictions.  Notwithstanding the above, if, due solely to Landlord’s negligence or failure to repair as required hereunder or failure to pay public utility companies, there is an interruption in essential services to the Premises (defined as “HVAC, Electric Service, Water or Elevator Service”) and such interruption continues for a period of five (5) consecutive days, Tenant, in addition to all other remedies hereunder shall be entitled to an abatement of Basic Annual Rental only for the period that such services are not provided if such interruption interferes with Tenant’s use of the Premises.  If such interruption continues for a period of thirty (30) consecutive days, Tenant shall have the option to cancel and terminate this Lease.

Janitorial Services:  Landlord shall provide janitorial services within the Premises during the Term hereof.  Such services shall be only with union janitorial service providers unless Tenant, in its sole discretion, consents otherwise in writing and shall be performed during weekdays, after normal business hours and in accordance with the standard building cleaning specifications set forth on Exhibit D attached hereto.

Access and Security:  Tenant shall have access to the Premises twenty-four (24) hours per day, 365 days per year.  At least two (2) elevators will be in service at all times outside of normal business hours in the Office Building and at least one (1) elevator will be in service at all times outside of normal business hours in the adjoining Pavilion Building, subject to force majeure conditions.  Landlord shall operate, provide and maintain security and life safety systems for the Building comparable to the services provided at other bank headquartered and anchored Class A office buildings in downtown Baltimore, which services, shall include, but not by way of limitation, at least two (2) 24-hour guards in the main lobby, cameras, card access systems, alarms, entry systems (by intercom, a-phones/remote system or otherwise), fire systems, sprinkler systems, elevator systems, and parking gate control systems.

Tenant will purchase, install and maintain its own security equipment within the Premises in good working order so that Landlord may operate and respond to Premises security and life safety conditions as they arise.  Tenant’s equipment may include, but not by way of limitation card access on suite doors; hold open alarms and cameras in the premises.

Parking - Landlord agrees that during the Term of this Lease Landlord will provide, or will cause the then current operator of the parking garage located in the garage portion of the Building (the “Operator”) to make available to Tenant (a) thirty (30) monthly parking contracts, which shall increase to fifty (50) on such date as Tenant shall be obligated to commence the payment of Basic Annual Rent on the Expansion Space, in the parking garage of the Building at Operator’s current monthly rates, as modified from time to time; and (b) sixty (60) parking spaces in the parking garage at $135.00 per month subject to modification in the same percentage as the increase or decrease, if any, of Operator’s standard monthly rates, provided, however, that in no event shall any increase exceed three percent (3%) in the aggregate in any calendar year and (c) the exclusive right during the Term to use the first (executive) level of the parking area and the wall area and all of the parking spaces therein shown as shaded on Exhibit E attached hereto, at no charge.  Tenant shall be obligated to enter into monthly contracts directly with any Operator and shall comply with all rules and regulations of the Operator.  Landlord further grants to Tenant, or shall cause the Operator to grant to Tenant, a right of first refusal to lease additional parking spaces in the parking garage of the Building at the then current monthly rates, as modified from time to time, as the same may become available, subject, however, to the right of Landlord to make available to new tenants in occupancy of the Building one (1) parking space for each 1,500 square feet of space which it occupies.  Tenant shall be provided written notice as and when such additional spaces are available and Tenant shall have the first right to the use of the same by giving Landlord written notice of its election within not more than fifteen (15) days after receipt of Landlord’s notice.

Landlord shall continue to operate the parking garage as a private garage for the exclusive use of the tenants of the Building, to include parking for the employees, visitors, customers, and vendors, of the tenants of the Building.  Landlord will continue to operate the garage in a manner to ensure that those vehicles/individuals entering the parking garage and loading dock area are duly authorized and/or are conducting business in the Building.  Landlord will continue to permit means of access to the garage “24/7 365” days per year on a key card or comparable access basis.

Upon approval of the Tenant, Landlord may elect to open the garage to the public for certain events for parking similar to those events which the current owner has opened for over the past two years, copies of which have been provided.  It is the responsibility of the Landlord to have sufficient parking staff and to ensure that reserved parking spaces are not used by event parkers.  Tenant will not permit event parking during normal business hours.  If, however, the national terrorist threat level rises to orange or above, or if the Tenant is notified by local security of a terrorist threat or if there are threats against banks, then the Tenant may elect to require, and Landlord agrees to close the garage for any or all event parking.

Elevator Service - In addition to the Elevator Service provided by the elevator bank in the office tower, Landlord herewith confirms and agrees that Tenant shall have the exclusive right to the use of the elevator which runs from the G level of the office building to the fourth floor thereof and which passes through the Premises.  Notwithstanding such exclusive usage, Landlord shall be responsible for all maintenance, repairs and replacements for this Tenant exclusive elevator.

MAINTENANCE, REPAIRS, AND ALTERATIONS:

Maintenance by Landlord - Landlord shall maintain the Common Area in good condition, shall maintain the plumbing, heating, ventilating, air-conditioning, elevator, electrical and other mechanical systems of the Building in good working order.  Landlord shall maintain and replace overhead lights and fixtures and provide all required bulbs within the Premises at its sole cost.  Landlord shall make necessary repairs to the roof, structural components and the exterior of the Building, and shall repair promptly any damage to the Premises and the Building to the extent provided in Section 10 (Damage of Destruction), keep the Real Property reasonably clean, and free of snow, ice, dirt and rubbish, and provide the services herein described, all in a manner and to the same extent as are provided in other first-class, high rise office buildings located in downtown Baltimore City.  Landlord shall have reasonable access to the Life Safety Fire Alarm Control Panel (“Panel”) located in the lower level parking area leased to Tenant for the servicing and monitoring of the Panel.

Maintenance by Tenant - Tenant shall take good care of the Premises and fixtures and appurtenances therein and maintain them in good order, condition, and repair in a quality and class equal to the original work, ordinary and reasonable wear and tear excepted.  Tenant shall at its sole cost and expense, maintain all plumbing fixtures and the area in which such plumbing fixtures are located within the Premises, except the restrooms located in the core of the Building, in good order, condition, and repair to the reasonable satisfaction of Landlord.  On the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean, in as good order, condition, and repair as they are on the Commencement Date, ordinary and reasonable wear and tear and damage by casualty excepted.  Without limiting the foregoing, Landlord may require that any such maintenance or repairs be performed by Landlord at Tenant’s expense.  All repairs done by Tenant will be done in a good and workman like fashion.

Alterations -

General - Tenant may from time to time, at its own expense make changes, additions, or improvements (collectively, the “Alterations”) in or to the Premises with Landlord’s prior written consent, which shall not be unreasonably withheld or delayed.  Notwithstanding the above, no consent from Landlord will be required with respect to alterations in or to the Premises which do not exceed $100,000.00 or are being made as presently contemplated on the second floor or to the space described in Section 21 hereof (a) unless same are of a structural nature or adversely impact the use of the mechanical or electrical systems and (b) provided Tenant shall comply with all applicable Laws.  All alterations paid for by Tenant will be and remain Tenant’s property during the term and will, without compensation to Tenant automatically become Landlord’s property upon the expiration or earlier termination of the Term, unless Tenant in its sole discretion elects to remove the same, in which event Tenant shall remove the same at its sole cost and expense and repair any damage caused thereby.

Personal Property - All articles of personal property and all business and trade fixtures, machinery, and equipment, movable cabinetwork, furniture and movable partitions, owned or installed by Tenant at its expense, in the Premises, shall remain the property of Tenant and may be removed by Tenant at any time provided Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal or by the original installation.  If Tenant elects not to, or shall fail to remove the property, (which Tenant shall have the right to do,) the property shall be deemed to become Landlord’s property.

DAMAGE OR DESTRUCTION:

Repair of Damage - If the Premises or the Real Property shall be damaged by fire or other casualty insured against by Landlord’s fire and extended coverage insurance policy covering the Building (a “Casualty”), as required under Section 11.2 (Insurance by Landlord), and the Premises or the Real Property can be fully repaired, in Landlord’s reasonable opinion, within 180 days from the date of such damage, Landlord, at Landlord’s expense, shall promptly repair such damage; provided however, that Landlord shall have no obligation to replace or to repair any damage to Tenant’s Property or Tenant’s leasehold improvements, installed by Tenant or any other property located in the Premises.  Tenant shall vacate such portion of the Premises as Landlord reasonably requires to enable Landlord to repair the Premises or the Building.  Landlord shall take all reasonable efforts to restore the Premises as required hereunder as promptly as possible to the conditions existing prior to such casualty and in any event within not more than one hundred eighty (180) days.

Abatement - If the entire Premises shall be rendered untenantable, then Rent shall abate for the period from the date of such damage to the date which is ten (10) days after the date when such damage shall have been repaired.  If only a part of the Premises shall be so rendered untenantable, then Rent shall abate for such period in the proportion that the area of the part of the Premises so rendered untenantable bears to the total area of the Premises; provided, however, if, before the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person claiming through or under Tenant other than for purposes of repair, then the amount by which the Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.  Except as specifically provided in this Lease, this Lease shall not terminate, and Landlord and Tenant shall not be released from any of their liabilities or obligations under this Lease, as a result of damage or destruction to the Premises or the Building caused by fire or other casualty.

Termination -

By Landlord - If, before or during the Term, (a) the Premises shall be so damaged that, in Landlord’s reasonable opinion, the Premises cannot be fully repaired within 180 days from the date the damage occurred, (b) the Building shall be so damaged by a Casualty that, in Landlord’s reasonable opinion, substantial repair or reconstruction of the Building shall be required and cannot be completed within 180 days (regardless of whether the Premises shall have been damaged or rendered untenantable), or (c) if Landlord is not obligated to repair the Premises or the Building, or both, under Section 10.1 (Repair of Damage), then, in any of such events, Landlord, at its option and in the exercise of its good faith judgment, may give to Tenant, within sixty (60) days after the Casualty, a thirty (30) days’ notice of termination of this Lease.  If Landlord provides such termination notice, this Lease shall terminate on the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the Term and the then applicable rent shall be apportioned as of such date, including any rent abatement as provided above.

By Tenant - Notwithstanding anything herein to the contrary, should the Premises and/or the Building be damaged by a Casualty, Landlord shall, within thirty (30) days of the date of such damage, notify Tenant in writing of Landlord’s good faith estimate of the time necessary to repair and restore the damage.  If such estimate sets forth a period of greater than 180 days from the date the damage occurred, Tenant shall have the option, to be exercised with thirty (30) days of receipt of Landlord’s notice, to terminate this Lease, whereupon this Lease shall terminate effective as of the date of damage or destruction with all rent to be apportioned as of such date.  Furthermore, should landlord elect to restore the Premises but fail to complete the same within one hundred eighty (180) days after the occurrence of the casualty, Tenant shall have the option to be exercised within thirty (30) days thereafter, to terminate this Lease by giving written notice thereof to Landlord, whereupon this Lease shall terminate effective as of such date and all rents shall be apportioned as of the date of the damage or destruction.

End of Term - Landlord shall not have any obligation to repair, reconstruct, or restore the Premises during the last twelve (12) months of the Initial Term or of any Renewal Term as a result of any damage to the Premises if (a) in the case of any such damage that occurs during the last twelve (12) months of the Initial Term Tenant has not and does not elect to exercise its option for the First Renewal Term or, (b) in the case of such damage that occurs during the last twelve (12) months of any Renewal Term, Tenant has not and does not elect to exercise its option for the next Renewal Term, and such option to renew exists.  If Landlord elects not to repair the Premises pursuant to this Section, Tenant may elect to terminate this Lease within thirty (30) days of receipt of Landlord’s notification of such election.  If Tenant elects to terminate this Lease as provided above, this Lease shall terminate thirty (30) days following the election by Tenant to terminate this Lease and rent pro rated to the date of damage or destruction.  If Tenant does not elect to terminate this Lease within such thirty (30) day period, the rent and other expenses payable by Tenant shall abate in proportion to the reduction of the area of the Premises not usable by Tenant in its reasonable discretion.

Continuing Access - In the event of damage which results in the termination of this Lease, Tenant shall have a reasonable time, not to exceed 90 days, to remove Tenant’s property from the Real Property provided Tenant does not interfere with any person that may be salvaging, repairing or demolishing the Building.  Whether or not the Lease is terminated, Tenant shall have immediate and continuous access to the Premises under the terms hereof provided that such access is permitted by the appropriate governmental authorities.

INSURANCE:

Requirements, Prohibitions and Indemnifications - Tenant shall not do or permit anything to be done in or on the Premises or in the Building or the Common Area or bring or keep anything therein that will, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures, or on property kept therein, or obstruct or interfere with the rights of Landlord or the other tenants or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with any Laws or the rules or regulations of the Maryland Fire Underwriters Rating Bureau or similar governing insurance body.  Tenant shall indemnify, defend, and hold Landlord and its agents, employees, contractors, and officers harmless from and against any and all liability, loss, damage, and expense (including, but not limited to, attorneys’ fees and court costs) arising from injury or death to person or damage to property in, on, or about the Premises whether occasioned by an act or omission of Tenant or its Agents, unless caused by the gross negligence or willful misconduct of Landlord.  Any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant or its Agents shall, as they accrue, be added to the Basic Annual Rental and be paid as a part thereof, and Landlord shall have all the rights and remedies for the collection of same as are conferred on Landlord for the collection of rent provided to be paid under this Lease.

Insurance by Landlord - Landlord shall obtain and keep in full force and effect during the Term fire and extended coverage insurance with a vandalism and malicious mischief endorsement for the Building and comprehensive general liability insurance in such reasonable amounts with such reasonable deductions as would be carried by a prudent owner of a first class office building in downtown Baltimore, Maryland, or which the holder of the first Mortgage deems necessary for the operation of the Building, whichever is greater, but in any event, in an amount not less than eighty percent (80%) of the Building’s full replacement cost.  Landlord may obtain insurance for the Building and the rents from the Building against such other perils as Landlord reasonably considers appropriate.  Tenant acknowledges that it will not be a named or additional insured in any such policy and that it has no right to receive any proceeds from any such insurance policies carried by Landlord.

Insurance by Tenant - Tenant shall, at its sole cost and expense, obtain and keep in full force and effect during the Term the following insurance: (a) fire and extended coverage insurance with a water damage endorsement and with a vandalism and malicious mischief endorsement, for property of Tenant located in the Building in an amount not less than eighty percent (80%) of its cash value for any property such as standard office furniture, furnishings, equipment, files, and supplies, (b) comprehensive general liability insurance, including contractual liability, personal injury, and property damage insuring against all claims and liability arising out of the use or occupancy of the Premises, with combined per occurrence coverage of at least One Million Dollars ($1,000,000), and (c) umbrella (excess) insurance in the minimum amount of Ten Million Dollars ($10,000,000) over the primary CGL policy.  All insurance policies of Tenant required by this Lease shall be taken out with insurers licensed to do business in Maryland (which insurers shall be reasonably acceptable to Landlord) and shall be in form reasonably satisfactory to Landlord.  All such policies shall name Landlord as an additional insured and any other person holding an interest in the Building designated by Landlord as additional insureds (with respect to liability insurance policies) and as their interests appear (with respect to property insurance policies).  All such policies shall provide that they cannot be canceled, terminated, or modified without thirty (30) days prior written notice to Landlord and any other person holding an interest in the Building designated by Landlord.  Tenant shall deliver copies of such policies to Landlord annually upon renewal.  As an alternative to copies of Tenant’s insurance policies, Landlord agrees to accept annual certificates of such insurance upon renewal that are in a form satisfactory to Landlord.  All such policies shall be primary policies - not as contributing with, or in excess of the coverage that the other party may carry, and shall have deductibles acceptable to Landlord.  Notwithstanding the above, Tenant may self-insure any of its insurance coverage obligations hereunder so long as Tenant’s net worth is in excess of $150,000,000.00 as evidenced by annual financial statements or by reports published in accordance with the Securities Exchange Commission reporting requirements for publicly traded companies, as computed in accordance with generally accepted accounting principles.

Indemnification -

By Tenant - Tenant hereby waives all claims against Landlord (for purposes of this Section 11.4.1 only, the term “Landlord” shall include Landlord, its parent, affiliates and subsidiaries and their directors, agents, employers, contractors and officers), its directors, agents, employees, contractors, and officers, and neither Landlord, nor Landlord’s directors, agents, employees, contractors, and officers nor any other person, firm, corporation, or other entity having an interest in the Building, shall be liable for loss, theft, or damage to equipment, furniture, records, and other property on or about the Premises, for loss or damage to Tenant’s business, or for death or injury to persons on or about the Premises or the Building, except to the extent caused by the gross negligence or willful misconduct of Landlord, its directors, agents, employees, and officers.  Except in cases involving the gross negligence or intentional misconduct of Landlord or its directors, agents, employees and officers, Tenant shall indemnify, defend, and hold harmless Landlord, its directors, agents, employees, and officers from and against any claims, liability, damage, and expenses (including, but not limited to, attorneys’ fees, fines, penalties and court costs) for the loss, theft, or damage to property on or about the Premises, for death or injury to persons on or about the Premises, or arising from any breach or default by Tenant in the performance of any obligation of Tenant under this Lease or arising from the negligence or willful misconduct of Tenant or its Agents.  Landlord shall not be liable to Tenant for any negligence or act of any occupant of the Building or any owner or occupant of any property adjoining the Building.

By Landlord - Landlord shall hold Tenant harmless from any and all claims by and liability to third persons arising from any act that is due solely to the gross negligence or willful misconduct of Landlord, its directors, agents, employees and officers.

Mutual Waiver of Subrogation - Landlord shall cause each insurance policy carried by it insuring the Premises against loss by fire or any of the casualties covered by extended coverage insurance to be written in such a manner so as to provide that the insurer waives all tight of recovery by way of subrogation against Tenant, its Agents, and Tenant’s subtenants and assignees, and any other person or entity claiming through or under Tenant, for any loss or damage covered by the policy.  Tenant shall cause each insurance policy carried by it insuring the Premises as well as the contents thereof, including inventory, trade fixtures, floor coverings, furniture, and other property removable by Tenant, and leasehold improvements installed by Tenant against loss by fire or any of the casualties covered by extended coverage insurance to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against the Landlord, Landlord’s directors, agents, employees and officers, and against any other person, firm, corporation, or entity claiming through or under Landlord, including any other person or entity holding an interest in the Building, for any loss or damage covered by the policy.  Landlord and Tenant waive any right of recovery against each other for any loss or damage caused by fire or any of the casualties covered by extended coverage insurance, which loss or damage is covered by the insurance policies maintained by the other party, provided that such policies are not invalidated by the aforesaid waivers.

CONDEMNATION:  Right to Award - If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of such taking (each a “Condemnation”), Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in such proceeding or as consideration for such deed (including any amount awarded by order of a court), without deduction therefrom for any leasehold or other estate held by Tenant by virtue of this Lease.  Tenant hereby (a) assigns to Landlord all of Tenant’s right, title, and interest, if any, in and to any such award; (b) waives any right that it may otherwise have in connection with such Condemnation, against Landlord or such condemning authority, to any payment for the value of the then unexpired portion of the Term, leasehold damages, and any damage to or diminution of the value of Tenant’s leasehold interest, hereunder or any portion of the Premises not covered by such condemnation; and (c) agrees to execute any further documents that may be required to facilitate Landlord’s collection of any such awards.

Separate Proceeding by Tenant - Subject to the operation and effect of Section 12.1 (Right to Award), Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment that Landlord would otherwise receive as a result of such Condemnation.

Termination - If (a) all of the Premises are covered by a Condemnation, (b) any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the operation therein of Tenant’s business in the exercise of Landlord’s reasonable judgment, or (c) any of the Building is covered by a Condemnation and, in Landlord’s reasonable opinion, it would be impractical to restore the remainder thereof, then, in any such event, the Term shall terminate on the date on which possession of so much of the Premises or the Building, as the case may be, as is covered by such Condemnation is taken by the condemning authority thereunder, and all rental additional rental and any other payments and charges payable hereunder shall be prorated and paid to such date.

Proration - If there is a Condemnation and the Term does not terminate under Section 12.3 (Termination), the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Basic Annual Rental, Taxes and Building Expenses payable under Section 5 (Rent) shall be reduced in proportion to the remaining square footage of floor area, if any, of the Premises and/or the Real Property covered by such Condemnation.

Non-liability of Landlord - If there is a Condemnation, Landlord shall have no liability to Tenant on account of any interruption of Tenant’s business on the Premises, diminution in Tenant’s ability to use the Premises, or other loss, injury, or damage sustained by Tenant as a result of such Condemnation.  Except for any separate proceeding brought by Tenant under Section 12.2 (Separate Proceeding by Tenant), Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from Tenant, and Tenant hereby waives any right that it might otherwise have to participate therein.

ASSIGNMENT AND SUBLETTING:  Tenant may assign this Lease, or sublease all or any portion of the Premises upon obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall notify Landlord of any assignment of this Lease prior to the effective date thereof and of any sublease of all or any part of the Premises prior to the commencement date thereof.  In the event of any such assignment, the Assignee shall assume in writing all of Tenant’s obligations under this Lease that accrue after the effective date of such assignment, and Tenant shall provide Landlord with a copy thereof prior to the effective date of such assignment.  From and after the date of any assignment of this Lease, (i) Landlord shall provide a duplicate copy of any notice of default thereafter given to the tenant, to the originally named Tenant hereunder in accordance with the provisions of this Lease, and (ii) Landlord shall permit the originally named Tenant to cure such default within the applicable time period set forth in this Lease.  Notwithstanding the assignment of this Lease, Tenant shall remain fully liable hereunder; provided, however, that neither named Tenant or any successor thereto shall be liable for any change, modification or amendment made to this Lease by any Assignee to the extent by which such change, modification or amendment increases the liability of “Tenant” under this Lease, but shall remain liable as to all obligations as though such increase had not occurred.  If the Lease is assigned to an entity which, on such date, either alone or in combination with one or more guarantors of its obligations hereunder (pursuant to a Guaranty reasonable acceptable to Landlord) has a net worth computed in accordance with generally accepted accounting principles consistently applied, equal to at least $100,000,000, then Tenant and its successors shall thereafter be released from obligations thereafter arising on the part of Tenant to be performed or observed hereunder.

DEFAULT AND REMEDIES:

Default of Tenant - The following shall constitute events of default (each an “Event of Default”) by Tenant under this Lease and, in any such event, Landlord shall be entitled to exercise any remedies provided herein or that may be available at law or in equity.  An Event of Default shall occur if:

The Premises shall become vacant or deserted during the Term for a period of more than thirty (30) consecutive business days other than for reasons beyond the reasonable control of Tenant;

Default be made in the payment of rental including, but not limited to, additional rental or any part thereof and such default shall continue for a period of fifteen (15) days after written notice thereof from Landlord;

Tenant shall fail, within thirty (30) days after receiving any notice of violations thereof to comply (or if same reasonably cannot be complied with in thirty (30) days if Tenant fails to commence compliance within thirty (30) days or fails to complete compliance within a reasonable period thereafter) with any Laws now in force or that may hereinafter be in force, pertaining to all or any part of the Premises;

Tenant fails to maintain any insurance coverages that it is required to maintain under this Lease;

Default be made in the performance of any of the other terms, covenants, and conditions in this Lease (including, but not limited to, the Rules and Regulations on part of Tenant to be kept or performed), and such default remains uncured for a period of thirty (30) days after written notice from Landlord that such default has occurred, provided, however, that such period shall be extended in the event the cure was diligently commenced and pursued to completion and could not reasonable have been completed within such thirty (30) days;

At any time during the Term, proceedings shall be commenced by Tenant in bankruptcy or for reorganization or for the readjustment of debts under the Bankruptcy Code or under any other Law, now or hereafter existing for the relief of debtors, or a receiver or trustee is appointed for Tenant or for any substantial part of its assets, or any proceeding is commenced for dissolution, or the full or partial liquidation, of Tenant, or Tenant makes an assignment for the benefit of its creditors.

Remedies of Landlord - On an Event of Default, Landlord may, at its election, after any applicable grace period provided to Tenant herein, without further notice, with or without terminating this Lease, terminate Tenant’s right to possession of the Premises and right to enter the Building, and Tenant shall then quit and surrender the entire Premises to Landlord, but Tenant shall remain liable as provided in this Lease.  Landlord or its agents and employees may, lawfully without notice, re-enter the Premises and remove all persons and contents therefrom.  Tenant shall pay as additional rental at the same time as the rental becomes payable under these terms hereof a sum equivalent to the rental and additional rental reserved herein, and Landlord shall have the right, but not the obligation, to relet the Premises or any part or parts thereof in the name of Landlord or otherwise, for a term or terms that may at Landlord’s option be less than or exceed the period that would otherwise have constituted the balance of the Term.  If the Premises or any part or parts thereof are relet by Landlord, Tenant shall nevertheless remain liable for any deficiency between the rental and additional rental reserved herein or covenanted to be paid and any proceeds of such reletting, after deducting from such proceeds all expenses incurred by Landlord in connection with repossession and reletting, including, but not limited to, legal expenses, attorneys’ fees, brokerage commissions, and expenses of keeping the Premises in good order and preparing and altering the same for reletting.  Tenant shall not be entitled to any excess rental above that covenanted to be paid by Tenant under this Lease.  The failure or refusal of Landlord to relet the Premises or any part thereof shall not release or affect Tenant’s liability hereunder.  Any sums due to Landlord shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect on the amount due for any month shall not prejudice in any way the rights of Landlord to collect any due for any subsequent month.  Landlord may, at its option, make commercially reasonable alterations, repairs, and replacements to the Premises and paint the Premises as Landlord may consider advisable to relet the Premises or any part thereof and the making of such alterations, repairs, and replacements and the painting shall not be construed as releasing Tenant from liability hereunder.  The cost of making such alterations, repairs, and replacements and painting shall be at the expense of Tenant, and shall constitute additional rental under this Lease; but shall not exceed an amount equal to Landlord’s then building standard.  Notwithstanding anything here to the contrary, Landlord agrees that within a reasonable time following the exercise of its remedies after an Event of Default, Landlord shall list the Premises with a broker, make the Premises available for viewing by prospective tenants and take reasonable actions to mitigate the damages of Tenant.

Right to Terminate Lease - On an Event of Default, Landlord shall have the option, after notice to Tenant, to terminate this Lease and the Term shall immediately expire and come to an end and Tenant shall then quit and surrender the entire Premises to Landlord and Landlord or its agents and employees may, lawfully without further notice, re-enter the Premises and remove all persons and contents therefrom.  Tenant shall nevertheless remain liable on all of the terms of this Lease and shall reimburse Landlord for all expenses incurred by Landlord for repossessing and reletting all or any portion of the Premises, including, but not limited to, legal expenses, attorneys’ fees, brokerage commissions, and expenses of keeping the Premises in good order and preparing and altering the same for reletting.

Non-Exclusive Remedies - Any mention in this Lease of any particular remedy shall not preclude Landlord from exercising or pursuing any remedy in law or in equity.  Election by Landlord of its right to terminate possession of the Premises and Building by Tenant shall not preclude Landlord from subsequently exercising its right to terminate this Lease.  Tenant hereby waives any rights of redemption granted by or under any present or future Laws.  In the event of the termination of this Lease pursuant to this Section, Landlord shall forthwith notwithstanding any other contrary provisions of this Lease, be entitled to recover from Tenant as actual damages an amount equal to the difference between the rental and additional rental reserved in this Lease for the unexpired portion of the then Term leased and the then fair and reasonable rental value of the Premises for the same period.  Such amount shall be discounted to the date payable to present worth at a discount rate equal to five (5) percentage points above the discount rate then in effect, at the Federal Reserve Bank located nearest to the Premises.  These provisions shall not limit or prejudice the rights of Landlord to prove and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time such damages are proved, regardless of whether such amount be greater than the amount of the deficiency referred to above.

Cure by Landlord - If an Event of Default occurs, Landlord shall have the immediate right, in addition to all rights and remedies outlined in this Section 14.2 (Remedies), after thirty (30) days prior written notice to Tenant and its failure to cure within said period, to cure the Event of Default for the account of and at the cost and expense of Tenant, and the full amount so expended by Landlord, plus interest thereon at the annual rate equal to two percent (2%) above the then current present rate announced by Mercantile Safe Deposit & Trust Company, shall immediately be due and owing by Tenant to Landlord as additional rental hereunder.  Landlord’s cure of the Event of Default shall not cure Tenant’s Event of Default.

Landlord Default - If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant shall give written notice to Landlord describing the alleged breach or non-compliance.  Landlord will not be deemed in default under this Lease if Landlord cures the breach or non-compliance within fifteen (15) days after receipt of Tenant’s notice or, if the same cannot reasonably be cured within such fifteen (15) day period, if Landlord in good faith commences to cure such breach or non-compliance within such period and then diligently pursues the cure to completion.  Tenant also will send a copy of such notice to the holder of any Mortgage of whom Tenant has been notified in writing and such holder also will have the right to cure the breach or non-compliance within the period of time described above.  Without modifying the cure period set forth above, Landlord and any Mortgagee will use commercially reasonable efforts to remedy any breach or failure to comply with this Lease that adversely affects Tenant’s use or access to the Premises as soon as possible.

Tenant’s Remedies - Time shall be of the essence hereof.  If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or non-compliance is not cured within the period of time described in Section 14.3 hereof, then Tenant may exercise any right or remedy available to Tenant at law or in equity expressly including, but not by way of limitation, the right to cure any such defaults for the account of and at the cost and expense of Landlord, and the full amount so expended by Tenant, plus interest thereon at the annual rate equal to 2% above the then current prime rate announced by Mercantile Safe Deposit and Trust Company immediately shall be due and owing by Landlord to Tenant and upon the failure of Landlord to make payment thereof within ten (10) days after written request therefore, Tenant shall have the right to offset the same against any rental hereafter falling due.

LANDLORD’S RIGHT OF ENTRY:  Landlord shall have the right, without abatement of rent, after reasonable prior written notice, but only with a representative of Tenant unless Tenant agrees otherwise, in each instance, to enter the Premises at any hour to examine the same, or to make such repairs and alterations as Landlord shall deem necessary (including, but not limited to, the installation of pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems to serve other tenants or the Common Area of the Building) and also to exhibit the Premises to be let.  If, during the last month of the Term, Tenant shall have removed all or substantially all of its property therefrom Landlord may immediately enter and alter, renovate, and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect on this Lease.  Nothing herein contained, however, shall be deemed or construed to impose on Landlord any obligation, responsibility, or liability whatsoever, for the care, supervision, or repair of all or any part of the Building, other than as herein elsewhere expressly provided.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, but only with Tenants’ prior written consent which may not be unreasonably withheld or delayed provided same does not adversely affect Tenant’s use and enjoyment of the Real Property, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building and any other rental spaces in the Building other than the Premises.

MECHANICS’ LIENS:  Tenant shall not permit, and shall indemnify, defend, and hold harmless Landlord for any mechanics’ or materialmen’s liens against the Premises or any part thereof, arising through Tenant, or any person furnishing work, labor, services, or materials to the Premises or to fixtures located thereon, and claiming directly or indirectly through or under Tenant, or through or under any act or omission of Tenant; provided, however, that if such a mechanics’ or materialmen’s lien is established against the Premises arising out of a bona fide dispute with the subcontractor or supplier making claim for same, the establishing of such a lien shall not be deemed a breach  hereunder, so long as Tenant posts an adequate bond for the amount of such lien or otherwise posts monies, which amounts are sufficient to release the Premises from the lien.

SUBORDINATION, ATTORNMENT:

Subordination - If requested by Landlord, Tenant shall, at any time hereafter, on request, execute any instruments, leases, or other documents that may be reasonably required by any holder of a Mortgage, or by Landlord to subject or subordinate this Lease and the tenancy created hereunder to the lien, operation, and effect of any such Mortgage created after the date hereof; provided, however, that every such Mortgagee shall grant nondisturbance to Tenant on such terms reasonably required by Tenant to recognize, inter alia, the validity of this Lease in the event of a foreclosure of Landlord’s interest and also Tenant’s right to remain in occupancy of and have access to the Premises as long as no Tenant Event of Default has occurred and is continuing.  Tenant shall execute such instruments, releases or documents within ten (10) business days of Landlord’s written request therefor.  If Tenant fails to do so, Landlord shall issue a second written request and Tenant’s failure to so execute any such instruments, releases, or documents within ten (10) days of the second written request therefor shall constitute an Event of Default.  Tenant acknowledges the right of the holder of any Mortgage on all or any part of the Building, whether presently existing or hereafter created, to subordinate the lien, operation, and effect of all or any portion of the Mortgage to this Lease provided such holder grants Tenant a non-disturbance agreement as aforesaid in connection with such subordination.  On not less than ten (10) days notice, Tenant shall execute, acknowledge, and deliver to such holder Tenant’s agreement to such a subordination in such form as such holder may reasonably require.

Attornment - On any termination of Landlord’s interest in the Premises, (whether through foreclosure of a Mortgage or otherwise), Tenant shall, on request, attorn to the person or organization then holding title to the reversion of the Premises (the “Successor”) and to all subsequent Successors, and will pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions, and obligations on its part in this Lease contained.

ESTOPPEL CERTIFICATE:  Tenant or Landlord shall from time to time, upon request of Landlord or Tenant or any other person, firm, corporation, or other entity having an interest in the Premises, deliver or cause to be delivered to each other or such other person, within ten (10) days from the date of demand, without charge, a written statement, duly executed and acknowledged, certifying (a) that this Lease is valid and subsisting, unmodified, and in full force and effect as of the date of such certification (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification), (b) that Landlord is not in default under any of the terms of this Lease, or if Landlord is in default, the exact nature of such default, (c)that Tenant has accepted possession of the Premises, and the Commencement Date, (d) that Tenant is not in default under any of the terms of this Lease (except as may be expressly set forth by Tenant as a qualification of such certification), (e) the date through which all rents hereunder have been paid, (f) the amount of any prepaid rents under this Lease, and (g) as to any other fact or condition reasonably requested by Landlord, Tenant, any Mortgagee of the Building or prospective Mortgagee or purchaser of all or any of the Premises or the Building or any assignee or prospective assignee of any interest of Landlord or Tenant under this Lease.

NOTICES:  Any notices required or permitted to be given under this Lease shall be in writing and may be delivered personally or by certified mail return receipt requested, to Landlord at its office at the address set forth in Section 1.1 (Landlord’s Address) and to Tenant at the Premises.  Any notice given by mail shall be deemed received one (1) day after the date such notice and the required copies are mailed as provided in this Section.

SIGNAGE, BUILDING NAME AND DIRECTORY:

Building Name - Landlord covenants and agrees that so long as Tenant or any successor thereto shall be in possession of the Premises and is occupying at least 100,000 square feet therein, the Building shall be known as The Mercantile Bank and Trust Building or such other name as Tenant or any successor or assign of Tenant shall elect and the Building shall be so referred to in any signage or media relating to the Building, and during such period, Landlord shall not be permitted to change the name of the Building.

Exterior Signage - Landlord herewith confirms, consents and agrees that all existing signage on the exterior of the Building which identifies the Tenant by its name and/or its logo shall be permitted to remain and shall not be modified, removed or obstructed without the prior written approval of Tenant, which may be granted or withheld in the sole discretion of Tenant.  Furthermore, Landlord shall not be permitted to install any additional exterior signs without the prior written approval of Tenant which may be granted or withheld in the sole discretion of Tenant.  Tenant, provided it restores any damage caused thereby shall have the right to change, alter or modify all of such existing exterior signage, with Landlord’s consent, not to be unreasonably withheld.

Interior Signage - Landlord herewith approves all of the existing interior signage which identifies Tenant by its name or logo and agrees that same may not be removed by Landlord or in any manner obstructed by Landlord without the prior written approval of Tenant, which may be granted or withheld in Tenant’s sole discretion.  Tenant, provided it restores any damage caused thereby, shall have the right to change, alter or modify all of such existing interior signage, with Landlord’s consent, not to be unreasonably withheld..

Building Directory - Landlord currently maintains and operates a Building directory in the lobby of the Building.  Landlord agrees that during the term, Tenant shall be entitled to the same number of listings thereon as Tenant currently utilizes.  In addition, in the event Tenant shall lease additional space from Landlord in the Building pursuant to Sections 21 or 22 hereof, or otherwise Tenant shall be permitted to add such additional lines for listing as Tenant reasonably shall request in conjunction therewith.

TENANT’S EXPANSION RIGHTS:  Landlord has advised Tenant that effective as of January 1, 2005, the lease (“RFS Lease”) between Landlord and Reznick, Fedder and Silverman (“RFS”) of the entire 21st floor and approximately 5,365 square feet of space on the 20th floor and approximately 5,482 square feet of space on the 11th floor (collectively “Expansion Space”) may become available.  Subject to that availability, Landlord herewith rents unto Tenant the Expansion Space described in Exhibit A at and for the rental described in Exhibit B hereof and all of said Expansion Space, effective as of the date of the delivery thereof as required hereunder to Tenant, in each instance will be deemed part of the Premises and subject to the terms and conditions of this Lease.  Landlord will deliver the Expansion Space to Tenant in the condition which RFS is obligated to return the space to Landlord under the terms of the RFS Lease, and otherwise in its then current “AS IS” condition.  The term of Tenant’s Lease of the Expansion Space shall commence on the date on which Landlord shall deliver such space to Tenant, and shall be co-terminus with the Term of this Lease and although Landlord shall not be responsible for any delays in the delivery thereof caused or occasioned by RFS’s holdover of the space, Landlord shall deliver the Expansion Space to Tenant as promptly as reasonably possible.  In the event RFS is obligated to deliver the Expansion Space to Landlord as of January 1, 2005, but fails to do so, Landlord agrees that it shall promptly pursue RFS to recapture possession of the

Expansion Space and for all holdover rent as set forth in the RFS Lease and all such holdover rent in excess of the rent due from RFS but for holdover will be paid to Tenant for the inconvenience caused by such delay in delivery of the Expansion Space.  In the event that RFS shall fail to terminate its lease of the Expansion Space effective as January 1, 2005, Landlord and Tenant each herewith covenant and agree that upon the termination date of the current term of the RFS Lease pursuant to its terms (September 30, 2007, or on such earlier date as the same may be terminated), Landlord herewith agrees to lease to Tenant and Tenant herewith agrees to lease from Landlord all of the Expansion Space in the condition which RFS is obligated to return the space to Landlord under the terms of the RFS Lease, and otherwise in its then current “AS IS” condition.  In such event, the term shall be co-terminus with the Term of this Lease, the Basic Annual Rent shall be as established under Exhibit B hereto and all other terms and conditions of this Lease shall be applicable thereto save and except that the Base Year for Taxes and the Base Year for Building Expenses will be the then current fiscal tax year, or calendar year, as the case may be, during which the Expansion Space is delivered to Tenant.

FIRST REFUSAL:  If Landlord, at any time during the Term of this Lease, receives an offer (“Offer”) in the form of a written and executed “Letter of Intent” or “Proposal Letter”, acceptable to the Landlord, from third parties to lease any space within the Building that becomes vacant and which space Landlord otherwise is not committed to lease to an existing tenant within the Building under lease existing as of the date hereof, Landlord will notify Tenant in writing and include in such notice the business terms of such Offer.  Tenant will have ten (10) business days from and after the date of its receipt of such notice from Landlord in which to elect by notice to Landlord to lease such space for the consideration and on the terms contained in the Offer.  If Tenant elects to exercise this right of first refusal, Landlord and Tenant will amend this Lease to include such additional space on the terms stated in the Offer.  The execution of the Lease Amendment will take place on or before the later of (a) the applicable commencement date set forth in the Offer or (b) fifteen (15) days after the date that Landlord receives Tenant’s acceptance notice.  If Tenant fails to deliver its acceptance notice within such ten (10) business day period, Tenant shall be deemed to have rejected the Offer and thereafter Landlord shall be free to lease the space subject to the Offer to the prospective tenant upon economic terms substantially similar to those contained in the Offer at any time after expiration of such ten (10) business day period.  Tenant’s right of first refusal will be deemed a continuing right throughout the term and will apply to all space which becomes vacant within the Building.  In the event Tenant elects to lease the space, then notwithstanding the term set forth in the Offer, the term for such space will be co-terminus with the Term of this Lease.

MISCELLANEOUS:

Waivers - The acceptance of rent or other payments by Landlord, or the endorsement or statement on any check or any letter accompanying any check for rent or other payment shall not be deemed an accord or satisfaction or waiver of any obligation of Tenant regardless of whether Landlord had knowledge of any breach of such obligation.  Neither failure to insist on compliance with any of the terms, covenants, or conditions, nor any waiver or relinquishment of any right or power hereunder, at any one time or more times, shall be deemed a waiver or relinquishment of such rights and power at any other time or times or under any other circumstances.

Definition of Landlord - As used herein, the term “Landlord” shall mean the entity hereinabove named as such, and its successors and assigns (each of whom shall have the same rights, remedies, powers, authorities, and privileges as it would have had, had it originally signed this Lease as Landlord).  No person holding Landlord’s interest hereunder (regardless of whether such person is named as “Landlord” herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.  Neither Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease.  If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord’s equity, interest, and rights in the Real Property for satisfaction of Tenant’s remedies on account thereof.

Entire Agreement - This Lease, including any exhibits and addenda, contains all of the terms and conditions agreed on by Landlord and Tenant for the Premises and the Building.  All prior negotiations, correspondence, and agreements are superseded by this Lease and any other contemporaneous documents.  As of the date hereof, all prior leases and agreements between Landlord and Tenant are terminated.  No officer or employee of any party has any authority to make any representation or promise not set forth in this Lease and other contemporaneous documents, and each of the parties hereto agrees that it has not executed this Lease in reliance on any representations or promise not set forth in this Lease or such contemporaneous documents.  This Lease may not be modified or changed except by written instrument signed by Landlord and Tenant.  Notwithstanding the foregoing, if in connection with obtaining construction, interim, or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent therefor, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

Covenant to Survive - If any covenants or obligations are yet to be performed by Tenant as of the date of expiration or other termination of this Lease, regardless of whether they are then known or determined, including, but not limited to, the payment of escalation of Taxes and Building Expenses and of other rents accruing under this Lease as of such date, such covenants and obligations shall survive the expiration or other termination of this Lease.

Applicable Law - This Lease shall be given effect and construed by application of Maryland law, without regard to principles of conflict of laws.  Any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Northern District of Maryland.

Time of Essence - Time is of the essence in every particular, and particularly where the obligation to pay money is involved.

Brokers - Tenant represents and warrants to Landlord that Tenant has not had dealings with any broker or finder in locating the Premises and that it knows of no other person who is or might be entitled to a commission, finder’s fee, or other like payment in connection herewith and does hereby indemnify, defend, and agree to hold Landlord harmless from and against all claims, liabilities, and expenses that Landlord may incur should such representation and warranty be incorrect.  Landlord agrees to indemnify and hold Tenant harmless from any claims of liability to any broker or other person arising out of or relating to any agreement by Landlord to pay a brokerage commission, finder’s fee, or like payment to such broker or such person relating to the leasing of the Premises, provided, however, that Landlord shall not be obligated to Tenant for any claims or liability to any broker or other person with whom Tenant has had any dealings concerning the Building whose identity Tenant has failed to disclose to Landlord as required by this Section.

Captions - All headings anywhere contained in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

Severability - If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.

Recordation - If at any time Landlord or any Mortgagee of Landlord’s interest in the Premises shall require the recordation of this Lease, such recordation shall be at Landlord’s expense.  If at any time Tenant shall desire the recordation of this Lease, such recordation shall be permitted at Tenant’s expense and after fifteen (15) days written notice of intended recordation to Landlord.  If the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to correct recordation and transfer taxes on this Lease, Tenant shall execute such acknowledgments as may be necessary to effect such recordation, and pay as additional rent, on Landlord’s request, an recording fees and recordation and transfer taxes payable on, or in connection with, this Lease or such recordation.

Construction - As used herein the term “person” shall mean a natural person, a trustee, a corporation, a partnership, a limited liability company, and any other form of legal entity; and all reference made (a) in the neuter, masculine, or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (c) to any section, paragraph, or subparagraph shall unless therein expressly indicated to the contrary, be deemed to have been to such section, paragraph, or subparagraph of this Lease..

Tenant as Corporation - If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of

Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the By-Laws of Tenant and that this Lease is binding on Tenant in accordance with its terms.

Indemnification - In each instance in this Lease that either party agrees to indemnify, defend, and hold the other harmless, (a) such indemnification shall be against any and all liabilities, claims, fines, damages, costs, expenses, and fees, including attorneys’ fees, causes of action and judgments and executions thereon, of any kind and nature, and (b) such defense counsel shall be acceptable to such party in all respects.

Merger - There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof because the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Premises or any interest in such fee estate without the prior written consent of the Mortgagee.

Transfer by Landlord - Landlord may transfer its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time.  Landlord and its successors shall be relieved of their obligation to refund security deposits and other funds to Tenant that they have received from Tenant or a predecessor Landlord only to the extent they transfer such amounts to their respective transferees.  Landlord may lease any portion of the Building to others on such terms and for such purposes as Landlord considers appropriate and may terminate or modify leases with others for any portion of the Building without obligation to Tenant and without relieving Tenant of any obligation under this Lease..

Inability to Perform - Except as may otherwise be provided in this Lease, no conduct or act or failure to act on the part of either the Landlord or the Tenant, and no failure to perform any covenant condition or provision of this Lease on the part of either Landlord or Tenant to be performed shall constitute a default hereunder if such conduct or act, or failure to act or perform was due to causes beyond the control of Landlord or Tenant, as the case may be, including any conduct or act, or failure to act or perform caused by or resulting from act of god or a public enemy, strike, lockout, other labor dispute or disturbance, riot or civil commotion, fire or other casualty, or other similar event.  Nothing in this subsection 23.16 shall be construed to prevent any abatement of rent to which the Tenant would be entitled under any other provision of this Lease.  This Subsection 23.16 shall not be construed to excuse Tenant from paying when due the rent, additional rent and all sums due from Tenant to Landlord except as may be expressly set forth herein.

WAIVER OF JURY TRIAL - LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY OR ANY OF THEM MAY BE A PARTY ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE.  IT IS UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS.  THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE BY LANDLORD AND TENANT, AND EACH PARTY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL

TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  LANDLORD AND TENANT ACKNOWLEDGE AND AGREE THAT THIS PROVISION IS A SPECIFIC AND MATERIAL ASPECT OF THIS LEASE.  LANDLORD AND TENANT EACH REPRESENT THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, AND THAT IT HAS HAD AN OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

ADDITIONAL RIGHTS OF TENANT: - Landlord recognizes that as a result of this Lease, Tenant will lease from Landlord approximately fifty percent (50%) of the Building and will be the prime Tenant therein.  Landlord further recognizes that Tenant will be using the Premises as the headquarters for its banking operations and that in addition to the other rights of Tenant herein before set forth, Tenant requires certain additional rights and amenities with respect to the Premises.  For and as additional consideration for Tenant entering into this Lease, Landlord covenants and agrees that during and throughout the Term of this Lease, Tenant shall have the following additional rights.

Building Cafeteria - Landlord recognizes that a cafeteria currently is located in the lower level of the Building for the primary use of tenants in the Building.  Landlord covenants and agrees to take all reasonable efforts to cause a cafeteria or other restaurant of comparable size and quality to operate within the Building for the benefit of tenants therein for duration of the term of its agreement dated March 3, 2004, as amended November   , 2004, (“Agreement”) with Jeb Brownstein trading as Hopkins Plaza Deli as the operator, and which runs until March 2, 2006, with the operator having a right of extension thereof through March 2, 2008.  Notwithstanding the above, upon termination of the Agreement, whether as a result of the expiration or early termination thereof, Tenant shall have the right to lease such space from Landlord for cafeteria or restaurant use only within thirty (30) days after written notice of the availability thereof from Landlord, with the term thereof to be coextensive with the term of this Lease for a Basic Annual Rental of $1.00, and with Tenant to be responsible for all of the maintenance, repairs and replacements to such space and the equipment thereon, and for payment for utilities, cleaning, housekeeping and janitorial services, including all kitchen equipment and the provision of all insurance and permits for the operation thereof.

Lobby Shop - Landlord recognizes that a lobby shop currently is located in the lobby of the Building for the primary use of tenants in the Building.  Landlord covenants and agrees to take all reasonable efforts to cause a lobby shop or other shop of comparable size and quality to operate within the Building for the benefit of tenants therein for duration of the Term of this Lease.

Main Lobby - Landlord recognizes that the use, appearance and operation of the first floor lobby of the Office Building is critical to the business, security and image of the Tenant.  In furtherance thereof, Landlord agrees that it shall comply with all reasonable requests of Tenant for maintenance, repair, replacements, decorations, esthetic appearance, access and security and that it will make only such modifications to the main lobby with regard to any or all of such matters as shall have been approved in advance in writing by Tenant which approval shall not be unreasonably withheld or delayed so long as such modifications do not adversely affect Tenant’s identity, image, or use of the Premises.  It further is understood and agreed that Tenant expressly reserves the right to use the main lobby and the lower level lobby for displays, as a museum area and for public and private events subject to reasonable rules and regulations as may be adopted from time to time by Landlord with the reasonable approval of Tenant.

Roof Antenna - Landlord recognizes that Tenant currently has installed certain rooftop antennae on the office tower and the pavilion.  Tenant shall have the right to (a) continue such usage for so long as Tenant shall desire, and (b) expand its communications facilities for its own use so long as same does not impair the structural integrity of the roof or the Building, and Landlord agrees that it will not permit any other rooftop communication facilities or usage which interferes with the use by Tenant of the roof for communications purposes.

Chases, Ducts, Conduits and Wires - Landlord recognizes that Tenant currently is using certain chases, ducts, conduits and wires to provide mechanical, electrical and communications systems (collectively “Systems”) to its Premises.  Landlord covenants and agrees that (a) as to those Systems which Tenant currently is sharing the use of with others, Tenant shall have the continued and uninterrupted use thereof in common with others; and (b) as to those Systems which Tenant is using exclusively, Tenant shall have the continued exclusive right to the use of same.

Flagpole - Tenant shall have the right in its sole and absolute discretion, to continue the use of the existing flagpole on the Building for the display of Tenant’s flag and such other flags as Tenant reasonably elects to display in its sole discretion.  Landlord agrees not to erect any additional flagpoles on the Building unless requested by Tenant for Tenant’s use or unless approved by Tenant.  Landlord agrees, but at the sole cost of Tenant, that it shall be responsible for all maintenance, repair and replacement of the flagpoles and for the hanging and display of Tenant’s flags on such schedule as reasonably may be adopted by Tenant and provided in writing to Landlord from time to time.

Preventive Maintenance Program - Landlord expressly covenants and agrees that the Preventive Maintenance Program utilized within the Building is consistent with standards for same as reasonably required by Tenant.  In the event such system fails to meet standards comparable to the services provided at other bank headquartered and anchored Class A office buildings in downtown Baltimore.

Building Security - In addition to and not in limitation of the standards set forth in Section 8.8 hereof, Landlord covenants and agrees that (a) it will coordinate all security systems and policies and procedures for the Building and all of the components thereof with Tenant so as to assure that security and life safety systems shall be in place and operating at all times in a manner comparable to the services provided at other bank headquartered and anchored Class A office buildings in downtown Baltimore; (b) it shall provide such additional security and life safety systems for the main lobby and the Building at its expense.  Additionally, Tenant shall have the right, at its expense, to undertake, install and use such security and life safety systems (a) within its Premises as Tenant deems appropriate, and (b) within the Common Areas of the Building, in addition to those required of Landlord hereunder, as approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

ATM - Landlord covenants and agrees that Tenant shall have the right, in its sole discretion, to operate within the first floor lobby and elsewhere within the Building, an ATM system and any successor system thereto provided that the installation, maintenance, repair and security therefore shall be at the sole risk of Tenant.

Tenant Exclusive - Landlord covenants and agrees that during the Term of this Lease, Landlord shall not permit or suffer any tenant, licensee or occupant of the Building to use the Building, any part thereof, or the real property (other than Tenant or a tenant under a lease existing as of this date where such use expressly is permitted) for (a) the operation of a bank or banking operations (b) for the provision of commercial and retail banking, lending and brokerage services, trust services, and any comparable type services not currently in usage but hereafter adopted and (c) for the use of an ATM or other comparable machine or service, which exclusive is of the essence of this Lease to Tenant.  Notwithstanding the above, if Tenant abandons any exclusive use for a continuing period of more than one (1) year, Landlord thereafter may cancel the exclusive on the abandoned usage at any time thereafter by written notice to Tenant prior to resumption of such use by Tenant.

[SIGNATURES CONTAINED ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease duly attested on the date first above written with the specific intention of creating a document under seal.

LANDLORD:

WITNESS:	MBC REALTY, LLC

	By:		(SEAL)
Name:
Title:

TENANT:

WITNESS:	MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

	By:		(SEAL)
Name:
Title:

EXHIBIT A

DESCRIPTION OF PRIME OFFICE SPACE

(See attached page)

A-1

EXHIBIT A-1

DESCRIPTION OF BACK OFFICE SPACE

(See attached page)

A-1-1

EXHIBIT A-2

DESCRIPTION OF STORAGE SPACE

(See attached page)

A-2-1

EXHIBIT B

BASIC ANNUAL RENT OFFICE SPACE

(See attached page)

B-1

EXHIBIT B-1

(See attached page)

B-1-1

EXHIBIT B-2

(See attached page)

B-2-1

EXHIBIT C

RULES AND REGULATIONS

1.             Tenant shall not obstruct or permit its Agents to obstruct, in any way, the sidewalks, entry passages, corridors, halls, ramps, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the Premises; smoke in the elevators; throw substances of any kind down the passages of or out of the Building, or in the halls or passageways.

2.             Water closets, urinals, and all plumbing shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper, or any other substances of any kind shall be thrown into them.

3.             Landlord shall have the right, within reasonable limitations, to prescribe the weight, size, and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord.

4.             No bicycle, vehicles, or animals (except seeing eye dogs) of any kind shall be brought into or kept in or about the Premises.

5.             The requests for services by Tenant will be attended to only on application at the office of the Building Manager.   Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

6.             No contract of any kind with any supplier, including suppliers of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, and removal of waste paper, rubbish, or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed by or on behalf of the Tenant, in the Building, without prior written consent of Landlord, which consent shall not be unreasonable withheld or delayed.

7.             Tenant shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Landlord, and then only such janitor contractor or employees satisfactory to Landlord, who shall be subject to Landlord’s supervision, but at Tenant’s sole expense and responsibility.  Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8.             Tenant shall not make any unusual noises in the Building; permit to be played any musical instrument in the Premises, permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced on the Premises.

C-1

9.             Landlord shall endeavor to prevent canvassing, soliciting, and peddling in the Building and Tenant shall cooperate to prevent the same.

10.           There shall not be used in the Premises or in the Building, either by Tenant or by others for or on the Tenant’s behalf in the delivery or receipt of merchandise, and hand trucks except those that comply with Landlord’s requirements and no hand trucks will be allowed in public passenger elevators.

11.           Before closing and leaving the Premises at the end of each day, Tenant shall ensure that all entrance doors to the Premises are locked.  No additional lock or locks or similar devices shall be placed by Tenant or any duplicate key made.  Tenant shall not change any locks.  Keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

12.           The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed.  NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, by or on behalf of Tenant, except as may be required by Law or agreed by the parties in writing; and no sign, advertisement, or notice shall be inscribed, painted, or affixed on any doors, partitions, or other part of the inside or outside of the Building by or on behalf of the Tenant, without the prior written consent of the Landlord.  If such consent be given, any such sign advertisement, or notice shall be inscribed, painted, or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand as additional rent.  All signs, advertisements, or notices permitted herein shall be only of such color, size, style, place, and material as approved by Landlord, in writing.

13.           No curtains, blinds, shades, screens, awnings, or other form of inside or outside window covering, or window ventilators or similar devices shall be attached or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord.  If Landlord consents, such coverings or devices must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

14.           After 6:00 p.m., until 8:00 a.m., on weekdays; after 1:00 p.m on Saturdays, and at all hours on Sunday and legal holidays, any person entering or leaving the Building is expected to be questioned by such watchman as to his or her business in the Building and to register on records provided by Landlord the name of the person to be admitted, the space to which admitted, and time admitted and the time departed.  Landlord reserves the right to exclude from the Building during such periods all persons who do not present a pass to the Building signed by Tenant.

C-2

EXHIBIT D

JANITORIAL SERVICES

(See attached pages)

D-1

EXHIBIT E

EXECUTIVE LEVEL AND WALL SPACE PARKING AREA

(See attached page)

1